UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: September 21, 2007
 (Date of earliest event reported)

TIDELANDS OIL & GAS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	0-29613	66-0549380
(State of Other Jurisdiction Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1862 West Bitters Rd. San Antonio, TX 78248
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number: (210) 764-8642

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CAR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CAR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CAR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 21, 2007, Tidelands Oil & Gas Corporation (the “Company”) entered into employment agreements with Robert Dowies and Julio Bastarrachea as Vice President and Vice President – Mexico, respectively.  The employment agreement with Mr. Dowies replaces his previous employment agreement, which was entered into on October 18, 2004.  Previously, Mr. Bastarrachea did not have any written employment agreement with the Company.

Mr. Bastarrachea’s employment agreement has a term of three (3) years, with an annual cash salary of $168,000.  In addition, Mr. Bastarrachea is entitled to annual stock grants with a fair market value of $50,000 in the first year, increasing to $150,000 by the third year.  Therefore, the number of shares granted to Mr. Bastarrachea each year will vary based on the Company’s stock price. Mr. Bastarrachea may also be awarded additional equity grants or cash bonuses, in the sole discretion of the Board of Directors.  Mr. Bastarrachea also will receive a housing stipend of $950 per month to maintain living quarters in Mexico City, Mexico.  Mr. Bastarrachea is entitled to all employee benefits generally provided by the Company to employees, as well as four weeks paid vacation annually. If the Company terminates Mr. Bastarrachea’s employment without cause, as defined in the employment agreement, Mr. Bastarrachea is entitled to continue to receive semi-monthly payments of his cash salary as well as the annual equity compensation for the then-remaining period left on the three-year term.

Mr. Dowies’ employment agreement has a term of three (3) years, with an annual cash salary of $150,000.  In addition, Mr. Dowies is entitled to annual stock grants with a fair market value of $50,000 in the first year, increasing to $150,000 by the third year.  Therefore, the number of shares granted to Mr. Dowies each year will vary based on the Company’s stock price. Mr. Dowies may also be awarded additional equity grants or cash bonuses, in the sole discretion of the Board of Directors.  Mr. Dowies also will receive a one-time grant of 50,000 shares of Company common stock. Mr. Dowies is entitled to all employee benefits generally provided by the Company to employees, as well as four weeks paid vacation annually. If the Company terminates Mr. Dowies’ employment without cause, as defined in the employment agreement, Mr. Dowies is entitled to continue to receive semi-monthly payments of his cash salary as well as the annual equity compensation for the then-remaining period left on the three-year term.

The foregoing summaries of the employment agreements with Messrs. Dowies and Bastarrachea are qualified in their entirety by reference to the full and complete terms of the employment agreements, which are attached hereto as Exhibits 10.1 and 10.2.

Item 9.01    Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

10.1	Employment Agreement with Robert Dowies
10.2	Employment Agreement with Julio Bastarrachea

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TIDELANDS OIL & GAS CORPORATION

Date: October 2, 2007	By:	/s/ James B. Smith
James B. Smith
President and Chief Executive Officer